                                                                  Exhibit 23.6

                  Consent of Morgan Stanley & Co. Incorporated

We hereby consent to the use in the Registration Statement of NTELOS Inc. on Form S-4 and in the Proxy Statement/Prospectus of NTELOS Inc, which is part of the Registration Statement, of our opinion dated July 24, 2001 appearing as Annex C to such Proxy Statement/Prospectus, and to the description of such opinion and to the references to our name contained therein under the heading "Opinion of NTELOS's Financial Advisor." In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations promulgated thereunder.

                                           MORGAN STANLEY & CO. INCORPORATED



                                           By:     /s/ Paul Vasilopoulos
                                                   ----------------------
                                                   Paul Vasilopoulos
                                                   Executive Director

New York, New York
September 18, 2001